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                                                                   EXHIBIT 23.5


                               BIA Research, Inc.
                         14595 Avion Parkway, Suite 500
                           Chantilly, Virginia 22021


                                                         October 8, 1997

SFX Broadcasting, Inc.
150 East 58th Street, 19th Floor
New York, New York 10155

Gentlemen:

                  BIA Research, Inc. hereby consents to the incorporation by reference in the Registration Statements of SFX Broadcasting, Inc. on Form S-8 of the radio station and market data which was included in SFX Broadcasting, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

                                            Very truly yours,

                                            BIA RESEARCH, INC.


                                            By: /s/ Debra L. Metcalf
                                               -------------------------------
                                               Debra L. Metcalf
                                               Vice President